Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-289792, 333-288823 & 333-288454) and S-8 (No. 333-292687 & 333-282666) of Alpha Cognition Inc. (the “Company”) of our report dated March 31, 2025 relating to the consolidated financial statements for the fiscal year ended December 31, 2024, which appears in this Form 10-K.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

March 31, 2026